UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 17, 2017
___________________________
VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)
___________________________

Indiana	001-34918	27-2935063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12420 Stonebridge Road, Roanoke, Indiana	46783
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)
___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Certain Officers.
On July 17, 2017, Vera Bradley, Inc. (the “Company”) appointed John Enwright as the Company’s Executive Vice President, Chief Financial Officer, effective as of July 17, 2017. Mr. Enwright joined Vera Bradley in 2014 as Senior Director of Corporate Financial Planning & Analysis and was soon promoted to Vice President, Financial Planning & Analysis. In March 2017, he was named Interim Chief Financial Officer. Before joining the Company, Mr. Enwright spent 15 years with Tiffany & Co. in various financial roles of increasing responsibility.
In connection with his appointment, Mr. Enwright’s annual base salary will be $350,000 plus he is eligible to participate in the Company’s short-term incentive plan at a rate of 50% of annual base salary. For the fiscal year 2018, Mr. Enwright will be guaranteed at least $130,000 in incentive compensation. Enwright will also participate in the Company’s long-term incentive plan.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated July 18, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vera Bradley, Inc.
(Registrant)

July 19, 2017	/s/ Mark C. Dely
Mark C. Dely Vice President – Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 18, 2017